UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2022

Commission File Number: 0-24260

Amedisys, Inc.

(Exact name of registrant as specified in charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3854 American Way, Suite A, Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMED	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Scott G. Ginn as Acting Chief Operating Officer

On November 21, 2022, Amedisys, Inc. (the “Company”) appointed Scott G. Ginn, the Company’s Executive Vice President and Chief Financial Officer, as Acting Chief Operating Officer, effective immediately. In connection with Mr. Ginn’s appointment as Acting Chief Operating Officer, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved the terms of the compensation that will be payable to Mr. Ginn, consisting of: (i) a base salary of $675,000, which reflects an increase of $100,000 from his current base salary, while Mr. Ginn serves in both the Acting Chief Operating Officer and Chief Financial Officer roles, and (ii) an equity award granted on November 21, 2022, comprised of backloaded time-based restricted stock units (“RSUs”) that vest one-half on November 21, 2025 and one-half on November 21, 2026, in each case assuming Mr. Ginn remains continuously employed by the Company on each such vesting date, valued at $2,000,000. Mr. Ginn will continue to participate in the Amedisys Holding, L.L.C. Amended and Restated Severance Plan for Executive Officers, as amended.

Mr. Ginn, 53, has served as the Company’s Executive Vice President since February 2021 and Chief Financial Officer since October 2017. He previously served as Chief Accounting Officer from February 2017 to October 2017, Senior Vice President of Finance and Accounting from October 2015 to February 2017 and Senior Vice President of Accounting and Controller from April 2007 to October 2015. Mr. Ginn’s full biography is set forth in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 27, 2022, and is incorporated herein by reference. Mr. Ginn does not have any family relationship with any executive officer or any member of the Board of Directors of the Company, and Mr. Ginn is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Amendment to Executive Officer Severance Plan

On November 21, 2022, the Compensation Committee approved an amendment to the Amedisys Holding, L.L.C. Amended and Restated Severance Plan for Executive Officers (the “Executive Officer Severance Plan”), effective as of November 21, 2022. The Executive Officer Severance Plan amendment:

•

provides Change in Control (as defined in the Executive Officer Severance Plan) level cash severance benefits upon a termination of a covered executive without Cause or a resignation by a covered executive with Good Reason (each as defined in the Executive Officer Severance Plan) that occurs through the end of calendar year 2023, consisting of a cash payment of two times the sum of (A) the covered executive’s base salary, as in effect on the date of employment termination, and (B) the greater of (x) an amount equal to the cash bonus earned by the covered executive for the previous fiscal year or (y) an amount equal to the covered executive’s short-term incentive bonus target percentage for the fiscal year of the employment termination times the covered executive’s base salary, as in effect on the date of the employment termination, subject to compliance with applicable laws and regulations; and

•

adds a form of release to the Executive Officer Severance Plan, which covered executives must execute in order to receive severance benefits under the Executive Officer Severance Plan. The current Executive Officer Severance Plan already requires covered executives to sign a release; the amendment includes the form of release that will be required of all covered executives.

A copy of the amendment to the Executive Officer Severance Plan will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2022.

SECTION 7 - REGULATION FD

Item 7.01.	Regulation FD Disclosure.

On November 22, 2022, the Company issued a press release, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K, announcing Mr. Ginn’s appointment as Acting Chief Operating Officer.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 22, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Paul B. Kusserow
Paul B. Kusserow
Chief Executive Officer and Chairman of the Board

DATE: November 22, 2022